Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the reference to our Firm’s name in the Registration Statement on Form
S-3/A and related Prospectus of Constellation Energy Partners LLC for the registration of units representing limited liability company interests.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
Executive Vice President

Houston, Texas

December 14, 2007